Exhibit 10.7

EXECUTION COPY

AMENDMENT NO. 13 TO THE LOAN AGREEMENT

                      THIS AMENDMENT NO. 13 TO THE LOAN AGREEMENT is made as of October 22, 2002 (this "Agreement") by and among RECOTON CORPORATION, a New York corporation ("Recoton"), INTERACT ACCESSORIES, INC., a Delaware corporation ("InterAct"), RECOTON AUDIO CORPORATION, a Delaware corporation ("Audio"), AAMP OF FLORIDA, INC., a Florida corporation ("AAMP"), RECOTON HOME AUDIO, INC., a California corporation ("RHAI"), RECOTON ACCESSORIES, INC., a Delaware corporation ("Recoton Accessories") and RECOTON MOBILE ELECTRONICS, INC., a Delaware corporation and, together with Recoton, InterAct, Audio, AAMP, RHAI and Recoton Accessories, collectively, the "Borrowers", the Guarantors (the Borrowers and the Guarantors are sometimes collectively referred to herein as the "Loan Parties"), the Lenders party hereto, HELLER FINANCIAL, INC., a Delaware corporation, for itself as a Lender and as Administrative Agent and Senior agent and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation for itself as a Lender and as Collateral Agent and Syndication Agent (the Administrative Agent, Senior Agent, Collateral Agent and Syndication Agent are sometimes referred to herein as the "Agents") and is made with reference to the Loan agreement dated as of October 31, 2000 (as amended by the (i) Consent and Amendment No. 1 to the Credit Agreement and Amendment No. 1 to the Security Agreement, dated as of February 7, 2001, (ii) Amendment No. 2 to the Credit Agreement, dated as of May 10, 2001, (iii) Consent and Amendment No. 3 to the Loan Agreement, Amendment No. 2 to the Security agreement and Amendment No. 1 to the Pledge Agreement, dated as of July 3, 2001, (iv) Fourth Amendment to Loan Agreement, dated as of February 26, 2002, (v) Waiver, Consent and Amendment No. 5 to the Loan Agreement, dated as of March 29, 2002, (vi) Waiver and Amendment No. 6, dated as of August 28, 2002, (vii) Amendment No. 7 to the Loan Agreement, dated as of September 13, 2002, (viii) Amendment No. 8 to the Loan Agreement dated as of September 18, 2002, (ix) Amendment No. 9 to the Loan Agreement dated as of September 20, 2002, (x) Amendment No. 10 to the Loan Agreement dated as of September 23, 2002, (xi) Amendment No.11 to the Loan Agreement, Amendment No. 3 to the Security Agreement and Amendment No. 2 to the Pledge Agreement dated as of September 25, 2002 and (xii) Amendment No. 12 to the Loan Agreement dated as of October 4, 2002, as the same may be further amended, supplemented, restated or otherwise modified from time to time, the "Loan Agreement"), among the Borrowers, the Guarantors, the Lenders and the Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement as amended hereby.

R E C I T A L S

                      WHEREAS, the Borrowers, the Guarantors, the Lenders and the Agents have entered into the Loan Agreement;

                      WHEREAS, the Lenders have made Loans to the Borrowers pursuant to the terms of the Loan Agreement;

                      WHEREAS, the Borrowers expressly reaffirm all of the Loan Documents and the debt and other obligations thereunder, the Borrowers agree that nothing contained herein shall operate to release the Borrowers or any other person or persons from their liability to keep and perform the provisions, conditions, obligations, and agreements contained in the Loan Documents, except as may be herein modified, and the Borrowers hereby reaffirm that each and every provision, condition, obligation and agreement in such documents shall continue in full force and effect, except as may be herein modified;

                      WHEREAS, the validity, priority and perfection of all mortgages, security interests and other liens granted or created by the Loan Documents is hereby acknowledged and confirmed by the Borrowers, and the Borrowers agree that such documents shall continue to secure the Loans and the other Obligations, as may be amended by this Agreement, without any change, loss or impairment of the priority of such mortgages, security interests or other liens;

                      WHEREAS, the Borrowers have requested that the Lenders agree to amend certain provisions of the Loan Agreement to, among other thing, provide for the making of an additional term loan ("Term Loan D") to be made thereunder to the Borrowers, the proceeds of which will be used, for among other purposes, to repay certain other Obligations of the Borrowers under the Loan Agreement; and

                      WHEREAS, subject to the terms and conditions of this Agreement, Term Loan D will be advanced to the Borrowers by certain of the Lenders pursuant the Loan Agreement as amended by this Agreement, and, if so advanced, the repayment of Term Loan D and all interest accrued with respect thereto will constitute Obligations guaranteed by the Guarantors pursuant to the Guaranties and secured by the Security Documents.

                      NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                      Section 1. Certain Amendments to the Loan Agreement. Subject to the satisfaction of each of the conditions set forth in Section 3 of this Agreement, as of the Effective Date (as defined herein) the Loan Agreement is hereby amended as follows (section references below refer to sections of the Loan Agreement):

                      (a) Subsection 2.1(A) is amended to add the following provisions to the end of such subsection

"(A)(4) Term Loan D. Each Term Loan D Lender, severally, agrees to lend to the Borrowers on the Term D Effective Date its Pro Rata Share of Term Loan D having an aggregate principal amount equal to $15,000,000. Term Loan D shall be funded in one drawing. Amounts borrowed under this subsection 2.1(A)(4) and repaid or prepaid may not be reborrowed. To the extent not sooner repaid, the Borrowers shall repay the entire outstanding principal balance of Term Loan D on January 25, 2003 in a single installment equal to the principal amount of Term Loan D as shall then be outstanding (such payment amount constituting the "Scheduled Installment" of Term Loan D)."

                      (b) The first two sentences of the first paragraph of Subsection 2.1(B) are hereby amended and restated in their entirety as follows:

“Each Revolving Loan Lender severally agrees to lend to the Borrowers from time to time its Pro Rata Share of each Revolving Advance; provided, however, that, without limiting AAMP’s joint and several liability with respect to all Revolving Advances made to the Borrowers prior to, on or after the Term D Effective Date, no Revolving Advances shall be made directly to AAMP on or after such date unless and until Term Loan D is repaid in full together with all accrued interest thereon. The aggregate amount of all Revolving Loan Commitments shall not exceed $130,000,000, as such amount may be reduced from time to time pursuant to subsections 2.4(B)(5), 2.4(B)(6) or 2.4(C).”

                      (c) Clause (b) of Subsection 2.1(B)(2) is hereby amended and restated in its entirety as follows:

“(b) up to the lesser of (i) 70% of Eligible Inventory, which percentage shall be permanently reduced by 1% on October 31, 2002 and on each Thursday thereafter until such percentage is reduced to 65%, provided that upon the consummation of any AAMP Sale such percentage such be thereupon immediately reduced to 65% if not then already reduced to such percentage, and (ii) (A) 100% of the Appraised Value of Eligible Inventory for the period beginning October 4, 2002 and ending November 30, 2002, and (B) 85% of the Appraised Value of Eligible Inventory at all times after November 30, 2002;"

                      (d) Subsection 2.1(B)(2) is further amended to add the word "and" immediately preceding Clause (d) of such subsection, to delete Clause (e) thereof in its entirety, and to amend and restate in its entirety the language following Clause (e) and preceding the first proviso of such subsection as follows:

                      "less the Required Minimum Excess Availability;":

                      (e) Subsection 2.1(C) is amended to delete the word "and" at the end of Clause (17) of the definition of "Eligible Accounts" set forth therein, to replace the period at the end of Clause (18) of such definition with a semicolon followed by the word "and", and to add the following new clause to the end of such definition::

"(19) From and after the Term D Effective Date unless and until Term Loan D is repaid in full together with interest accrued thereon, Accounts owned by AAMP."

                      (f) Subsection 2.1(C) is further amended to add the following provision to the end of the definition of "Eligible Inventory" set forth therein:

“Notwithstanding the foregoing, from and after the Term D Effective Date unless and until Term Loan D is repaid in full together with interest accrued thereon, Inventory owned by AAMP shall not constitute Eligible Inventory.”

                      (g) Subsection 2.1(D) is amended to add the following provision to the end of the second sentence of such subsection:

"provided, however, that, without limiting AAMP’s joint and several liability with respect to all Revolving Advances made to the Borrowers prior to, on or after the Term D Effective Date, AAMP shall not be entitled to request Revolving Advances after such date unless and until Term Loan D is repaid in full together with interest accrued thereon."

                      (h) Subsection 2.1(D) is further amended to add the following provision to the end of the penultimate sentence of such subsection:

"provided, however, that, without limiting AAMP’s joint and several liability with respect to all Revolving Advances made to the Borrowers prior to, on or after the Term D Effective Date, no Revolving Advances made after such date shall be wired to any account owned by AAMP unless and until Term Loan D is repaid in full together with interest accrued thereon."

                      (i) Subsection 2.1(E) is amended to add the following provision immediately preceding the last sentence of such subsection:

"The Borrowers shall execute and deliver on the Term D Effective Date to each Term Loan D Lender (or to the Administrative Agent for that Lender) a Term Loan D Note, substantially in the form of Exhibit N-IV, to evidence that Lender’s Pro Rata Share of the principal amount of Term Loan D and with other appropriate insertions, and each Term Loan D Lender’s Term Loan D Note shall evidence such Lender’s Pro Rata Share of such Loan.”

                      (j) Subsection 2.1(F) is amended to add the following provision to the end of Clause (3) of such subsection:

"Without limiting AAMP’s joint and several liability with respect to all Letter of Credit Liabilities arising prior to, on or after the Term D Effective Date, no Letters of Credit shall be issued after such date expressly for the account of AAMP or for any purpose primarily or exclusively for the benefit of AAMP or AAMP’s business unless and until Term Loan D is repaid in full together with interest accrued thereon.”

                      (k) Subsection 2.2(A) is amended to add the following additional row to the bottom of the chart set forth therein:

Term Loan D	3.00%	N/A

                      (l) Subsection 2.2(D) is amended to add the following new paragraph to the end of such subsection:

“Notwithstanding anything herein to the contrary, Term Loan C and Term Loan D shall at all times be Base Rate Loans and may not be converted into LIBOR Loans and, as provided in Waiver and Amendment No. 6 to this Agreement dated as of August 19, 2002, from and after the effectiveness of such waiver and amendment no Loans may be converted to LIBOR Loans.”

                      (m) Section 2.3 is amended to add the following new subsection to the end of such section:

"(H) Term D Loan Fees. Borrowers agree to pay to the Administrative Agent, for the ratable account of the Term Loan D Lenders, a non-refundable fee of $1,000,000 due and payable in full in cash or other immediately available funds on the Term D Effective Date."

                      (n) Subsection 2.4(B)(6) is amended to add the designation “(a)” to the beginning of the first sentence of such subsection, to add the parenthetical “(other that pursuant to any AAMP Sale)” immediately following the first reference in such sentence to “Non-Strategic Asset”, and to add the following provision to the end of such subsection:

“(b) Immediately upon receipt by Borrowers of the Net Proceeds of any AAMP Sale, such Net Proceeds shall be applied in the following order: (1) to pay all fees, expenses and accrued and unpaid interest with respect to Term Loan D, (2) to pay the outstanding principal balance of Term Loan D, (3) to the repayment of the then outstanding principal amount of the Revolving Loan, and (4) in the manner set forth in subsection 2.4(B)(2). In the event that the remaining Net Proceeds applied pursuant to this subparagraph (b) following any application required by clauses (1) and (2) hereof is greater than or equal to $7,000,000 and at the time of such application and no Event of Default or Default shall have occurred and be continuing, then the Revolving Loan Commitments shall be reduced concurrently with such application by 85% of the amount of such remaining proceeds applied pursuant to clause (3) hereof. In the event that the remaining Net Proceeds applied pursuant to this subparagraph (b) following any application required by clauses (1) and (2) hereof is less than $7,000,000 and no Event of Default or Default shall have occurred and be continuing, then the Revolving Loan Commitment shall be reduced concurrently with such application by the amount equal to the sum of (x) the amount, if any, by which the outstanding principal balance of the Revolving Loan immediately prior to the application required by clause (3) of this subparagraph exceeds the Maximum Revolving Loan Amount (after giving effect to the increase in the Required Minimum Excess Availability as provided in the definition thereof and decrease in the Inventory advance rate as provided in subsection 2.1(B)(2)(b)(i) upon the consummation of such AAMP Sale), plus (y) 85% of the amount, if any, by which the amount of Net Proceeds applied to the outstanding principal balance of the Revolving Loan pursuant to clause (3) of this subparagraph exceeds the amount determined pursuant to clause (x) of this subparagraph. If any Event of Default or Default shall have occurred and is continuing at the time of any application of Net Proceeds pursuant to this subparagraph, then the Revolving Loan Commitment shall be reduced concurrently with the application of any remaining Net Proceeds applied pursuant to this subparagraph following any application required by clauses (1) and (2) hereof in an amount equal to 100% of such remaining Net Proceeds applied pursuant to clause (3) hereof. The Administrative Agent may establish, within its discretion exercised pursuant to Subsection 2.1(B), an additional reserve against the Borrowing Base in an amount equal to the aggregate amount by which the Revolving Loan Commitment is reduced pursuant to this Subsection 2.4(B)(6)(b).

"(7) Additional Mandatory Prepayments of Term Loan D. Notwithstanding any contrary provisions of this Section 2.4(B), if any excess proceeds remain after the application to the other Obligations of any prepayment required under subsections (2), (3), (5) or (6) of this Section 2.4(B), such excess proceeds shall be applied to the repayment of (i) all accrued and unpaid interest with respect to Term Loan D and, then (ii) to pay the outstanding principal balance of Term Loan D."

                      (o) Subsection 2.4(C) is amended to delete in its entirety the first sentece of such section and to replace such sentence with the following provision:

"Administrative Borrower may, at any time upon not less than three Business Days prior notice to Administrative Agent, prepay the Term Loans or reduce the Revolving Loan Commitment; provided, however, that (i) the Revolving Loan Commitment may not be terminated by Borrowers until all Loans are paid in full; (ii) with respect to the Term Loan C prepayments, the Term Loan C Repayment Restriction has been satisfied (including the delivery of the Repayment Certification), and (iii) no voluntary prepayments with respect to Term Loan D shall be permitted (x) unless and until all other Loans shall have been repaid and all Letters of Credit shall have been terminated or cash collateralized pursuant to the last sentence of this subsection or (y) except to the extent such prepayments are made directly by AAMP (and not by any other Loan Party).”

                      (p) Section 4.14 is amended to add the following provision to the end of the fifth sentence of such section:

“; provided, however, that, all proceeds from any policies of insurance relating to the AAMP Collateral shall be applied in accordance with subsection 2.4(B)(6)(b) unless and until Term Loan D is repaid in full together with interest accrued thereon.”

                      (q) Clause (e) of Section 7.1 is amended to add the following provision to the end of such clause:

"provided, however, that, from and after the Term D Effective Date and unless and until Term Loan D is repaid in full together with interest accrued thereon, (x) AAMP shall not be permitted to incur Indebtedness owing to any other Loan Party or Foreign Subsidiary in excess of the outstanding principal balance of the aggregate amount of Indebtedness, if any, owing by AAMP to all other Loan Parties and Foreign Subsidiaries as of such date and (y) the Loan Parties other than AAMP and the Foreign Subsidiaries shall not be permitted to incur Indebtedness owing to AAMP in excess of the outstanding principal balance of the aggregate amount of Indebtedness, if any, owing by such Loan Parties and Foreign Subsidiaries to AAMP as of such date;"

                      (r) Clause (g) of Section 7.2 is amended to add the following provision to the end of such clause:

";provided, however, that, from and after the Term D Effective Date and unless and until Term Loan D is repaid in full together with interest accrued thereon, (x) AAMP shall not be permitted to guaranty Indebtedness owing by any other Loan Party or Foreign Subsidiary in excess of the face amount of all guaranty obligations, if any, owing by AAMP with respect to Indebtedness of all other Loan Parties and Foreign Subsidiaries as of such date and (y) the Loan Parties other than AAMP and the Foreign Subsidiaries shall not be permitted to guaranty Indebtedness owing by AAMP in excess of the face amount of all guaranty obligations, if any, owing by such Loan Parties and Foreign Subsidiaries with respect to Indebtedness of AAMP as of such date;"

                      (s) Subsection 7.3(A) is amended to add the following provision to the end of such section:

“Notwithstanding the provisions of clause (iv) above, from and after the Term D Effective Date and unless and until Term Loan D is repaid in full together with interest accrued thereon, AAMP shall not be permitted to transfer, sell or assign Collateral or other assets to another Loan Party having an aggregate book or fair market value in excess of $1,000,000, the Loan Parties other than AAMP shall not be permitted to transfer, sell or assign Collateral or other assets to AAMP having an aggregate book or fair market value in excess of $1,000,000, and AAMP and the Loan Parties shall not be permitted to enter into any transfers, sales or assignments of any value unless such transactions are consummated for fair consideration to all such parties.”

                      (t) Section 7.4 is amended to add the following new paragraph to the end of such section:

"Notwithstanding the foregoing, from and after the Term D Effective Date and unless and until Term Loan D is repaid in full together with interest accrued thereon, (x) AAMP shall not be permitted to make additional Investments in any other Loan Party or Foreign Subsidiary and (y) none of the Loan Parties (other than AAMP) or Foreign Subsidiaries shall be permitted to make additional Investments in AAMP."

                      (u) Section 7.5 is amended to add the following new subsection to the end of such section:

"(C) Notwithstanding the foregoing, from and after the Term D Effective Date and unless and until Term Loan D is repaid in full together with interest accrued thereon, AAMP shall not be permitted to make any Restricted Junior Payments."

                      (v) Section 7.6 is amended to add the following new paragraph to the end of such section:

"Notwithstanding the foregoing, from and after the Term D Effective Date and unless and until Term Loan D is repaid in full together with interest accrued thereon, AAMP shall not enter into any transaction of merger, consolidation or amalgamation with any other Loan Party or Subsidiary, or liquidate into or sell, transfer or otherwise dispose of all or any substantial part of its business or assets to or with any other Loan Party or Subsidiary, except as may be permitted by the last sentence of Section 7.3(A)."

                      (w) Section 8.3 is amended to add the following provision to the end of such section:

"Without limiting the foregoing, upon the occurrence and during the continuance of any of the following Events of Default (collectively, “Term D Defaults”): (i) under subsection 8.1(A) with respect to any principal of, or interest on, Term Loan D, (ii) under subsection 8.1(B) with respect to paragraphs (A), (B) and (C) of the Reporting Rider, subsections 5.3, 5.5 or 5.6 (if such Event of Default arises as a result of any noncompliance thereof directly pertaining the assets or property of AAMP), or Section 7 (if such Event of Default arises as a result of any noncompliance thereof pertaining to the assets, liabilities, operations, actions or omissions of AAMP), (iii) under subsection 8.1(D) with respect to the representations and warranties set forth in Section 2(b) of the Term D Amendment, (iv) under subsection 8.1(E) with respect to performance obligations of AAMP or directly with respect to the assets, liabilities, operations, actions or omissions of AAMP under the Loan Documents or (v) under subsections 8.1(I), (J), (K), (L), (M), (N), (O), (P), (Q), (R), (S), (T) or (W), with respect to AAMP or any of its assets, liabilities or operations, then the Administrative Agent, upon the written request of the Requisite Term Loan D Lenders, shall, by written notice to the Borrowers, declare all or any portion of the outstanding principal balance of Term Loan D, and all or any portion of the accrued and unpaid interest thereon, to be, and the same shall forthwith become, immediately due and payable.”

                      (x) Section 8.4 is amended to add the following provision to the end of such section:

“Without limiting the foregoing, upon the occurrence and during the continuance of any Term D Default, the Senior Agent shall upon the request of the Requisite Term Loan D Lenders exercise any and all such remedies available to the Senior Agent (including, without limitation, the remedies provided the Senior Agent under the other Loan Documents), in each case with respect to the AAMP Collateral and to the extent so directed by the Requisite Term Loan D Lenders.”

                      (y) Section 8.7 is amended to delete the last sentence of such section in its entirety and to add the following provision to the end of such section:

“; provided, however, that, notwithstanding the foregoing, upon the occurrence and continuance of an Event of Default, (i) the outstanding principal and interest with respect to Term Loan C shall be paid after all other Obligations have been paid in full in cash (other than the outstanding principal and interest with respect to Term Loan D, except to the extent described in clause (ii) immediately below) and (ii) the proceeds of any sale of, or other realization upon, all or any part of the AAMP Collateral shall be applied first, to all fees, costs and expenses incurred by or owing to Agents with respect to this Agreement, the other Loan Documents or the Collateral; second to all fees, costs expenses incurred by or owing to any Term Loan D Lenders with respect to this Agreement, the other Loan Documents or the Collateral; third, to accrued and unpaid interest with respect to Term Loan D; fourth, to the outstanding principal balance of Term Loan D; fifth, to the outstanding principal balance of the Revolving Loan; and sixth, in the order otherwise provided in this subsection.”

                      (z) Subsection 9.1(H)(1) is amended to add the following provision to the end of the penultimate sentence of such subsection:

“and in no event will Senior Agent, acting under the authority granted to it pursuant to this sentence, release any AAMP Collateral without the prior written consent of the Requisite Term Loan D Lenders.”

                      (aa) Clause (vi) of Subsection 9.4(A) is amended to add the following parenthetical to the end of such clause:

"(provided, however, that the definition of Required Minimum Excess Availability may be amended by agreement of the Requisite Lenders)"

                      (bb) Subsection 9.4(A) is further amended to delete the word "last" in clause (iv) of the existing last sentence of such subsection, and to add the following provision to the end of such subsection:

“Notwithstanding anything to the contrary contained herein, the Term Loan D Lenders shall not have any voting rights under this Agreement or any other Loan Document except as follows: (i) no amendment, modification, termination, waiver or consent with respect to any Loan Document shall be effective to do any of the following unless such amendment, modification, termination, waiver or consent is in writing and signed by all Term Loan D Lenders: (a) reduce the principal of or the rate of interest or fees on Term Loan D, (b) extend the scheduled due date of payment of all or any portion of principal, interest or fees on or with respect to Term Loan D, (c) amend or waive this sentence of this subsection 9.4(A), (d) amend or waive subsection 2.1(A)(4) or any of the definitions of the terms used in such subsection in respect of Term Loan D in any way adverse to the Term Loan D Lenders, including, without limitation, the definition of “Scheduled Installment”, or (e) modify the definition of Requisite Term Loan D Lenders or any provision which uses such term; and (ii) no amendment, modification, termination, waiver or consent with respect to any Loan Document shall be effective to do any of the following unless such amendment, modification, termination, waiver or consent is in writing and signed by the Requisite Term Loan D Lenders: (a) amend or waive the last sentence of Section 8.3 or any Event of Default described in such sentence or (b) amend or waive any of the provisions set forth in paragraphs (A), (B) or (C) of the Reporting Rider, subsections 5.3, 5.5 or 5.6 with respect to the assets or property of AAMP, Section 7 with respect to the assets, liabilities, operations, actions or omissions of AAMP, the representations and warranties set forth in Section 2(b) of the Term D Amendment, or any performance or compliance obligations of AAMP set forth in any of the Loan Documents or any provisions thereof directly pertaining to the assets, liabilities, operations, actions or omissions of AAMP.”

                      (cc) Section 11.1 is amended to add the following new definitions to such section in their appropriate alphabetical location:

"AAMP Collateral" means all now owned and hereafter acquired Collateral consisting of assets, property or property interests of AAMP or consisting of the capital stock or other equity interests of AAMP, and all products and proceeds of the foregoing.

"AAMP Sale" means any sale or other disposition outside the ordinary course of business of all or any part of the AAMP Collateral (including, without limitation, any casualty or condemnation of any AAMP Collateral).

"Requisite Term Loan D Lenders" means Term Loan D Lenders holding 51% or more of the outstanding principal balance of Term Loan D.

"Term D Amendment" means that certain Amendment No. 13 to this Agreement dated as of October 22, 2002 among the Lenders (other than the Term Loan C Lenders), the Borrowers and the Agents.

"Term D Default" has the meaning assigned to such term in Section 8.3.

"Term D Effective Date" means the date on which the amendments contemplated by the Term D Amendment become effective pursuant to Section 3 thereof.

"Term Loan D" means the term loan made by the Term Loan D Lenders pursuant to subsection 2.1(A)(4).

"Term Loan D Commitment" means, with respect to any Term Loan D Lender, the amount indicated as such Lender's Term Loan D Commitment on its signature page to the Term Loan D Amendment, and with respect to all Term Loan D Lenders, the sum of such Lenders' Term Loan D Commitments which shall be $15,000,000.

"Term Loan D Lenders" means those Lenders which are designated as Term Loan D Lenders on the signature pages to the Term D Amendment.

           "Term Loan D Notes" means the promissory notes of the Borrowers issued to the Term Loan D Lenders pursuant to subsection 2.1(E).

                      (dd) Section 11.1 is further amended to delete, in their entirety, each of the definitions of "German LC" and "Permitted Overadvance."

                      (ee) Section 11.1 is further amended to delete the definition of "Required Minimum Excess Availability" in its entirety and to replace such definition with the following definition:

"Required Minimum Excess Availability" means (a) zero during the period commencing on the Term D Effective Date and ending on the earlier to occur of an AAMP Sale and November 30, 2002, and (b) $6,000,000, from and after the earlier to occur of an AAMP Sale and November 30, 2002.

                      (ff) Section 11.1 is further amended to delete the word "and" at the end of clause (b) of the definition of "Pro Rata Share" and to add the following provision to the end of such definition:

“and (d) with respect to matters affecting Term Loan D, the percentage obtained by dividing the Term Loan D Commitment of each Term Loan D Lender by the aggregate amount of Term Loan D Commitments.

                      (gg) The Loan Agreement is further amended to add new Exhibit N-IV thereto in the form attached as Annex 1 to this Agreement.

           Section 2.      Representations and Warranties.

           (a) The Loan Parties hereby represent and warrant to each Agent and each Lender that after giving effect to this Agreement:

(i) no Default or Event of Default has occurred and is continuing on and as of the date hereof;

(ii) the representations and warranties of the Loan Parties and the other Loan Parties contained in the Loan Agreement and the other Loan Documents are true and correct on and as of the date hereof as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate to a different date;

(iii) the execution and delivery by the Loan Parties to this Agreement and the performance by the Loan Parties of all of their respective agreements and obligations under this Agreement and the Loan Agreement as amended hereby, respectively, are within the power and authority of the Loan Parties and have been duly authorized by all necessary action on the part of the Loan Parties, and that the execution and delivery by the Loan Parties, of this Agreement and the performance by each of the transactions contemplated hereby will not contravene any term or condition set forth in any material agreement or instrument to which each is a party or by which each is bound;

(iv) All Obligations, including, without limitation the principal and interest with respect to Term Loan D and all Letter of Credit Liabilities, constitute senior Indebtedness entitled to the benefits of the subordination provisions contained in the Securities Purchase Agreement and the Subordination Agreement. Borrowers acknowledge that each Agent and each Lender is entering into this Agreement upon the subordination provisions of the Securities Purchase Agreement and the Subordination Agreement and this paragraph.

           (b)      To induce each Term Loan D Lender to enter into this Agreement and to make its Term Loan D Loan, AAMP represents and warrants to each Term Loan D Lender that, as of the date hereof, each of the representations and warranties set forth in Subsections 4.1 through 4.18 and 4.24 of the Loan Agreement are true and correct with respect to the assets, liabilities and operations of AAMP, construing (i) each reference in such provisions to the “Closing Date” as if it was stated as the Term D Effective Date, (ii) each reference therein to the Loan Parties as referring only to AAMP, (iii) each reference therein to “Material Adverse Effect” to mean a material adverse effect on the business, financial position, results of operations or prospects of AAMP, any material impairment of the legality, validity and enforceability or priority of security interests granted by AAMP or with respect to any AAMP Collateral, or the remedies of the Agents or Lenders with respect thereto, or any material impairment of AAMP’s ability to perform its obligations under the Loan Documents and (iv) and each reference to a schedule to the Loan Agreement to the disclosure schedules of AAMP attached as Annex 2 to this Agreement.

           Section 3.      Effectiveness and Conditions Precedent. This Agreement shall become effective on October 22, 2002 (the "Effective Date"), upon the Administrative Agent's receipt of each of the following:

           (a)       counterparts of this Agreement executed and delivered by each of the Lenders (other than the Term Loan C Lenders), the Borrowers and the Guarantors (which executions and deliveries may be effected by delivery and receipt by facsimile transmission);

           (b)      proceeds of the making of Term Loan D, which shall be applied to the Obligations in accordance with the provisions of Section 4 of this Agreement, and evidence satisfactory to the Administrative Agent that, after such application and any additional repayments of the Revolving Loan made by the Borrowers prior thereto or concurrently therewith, the outstanding principal balance of the Revolving Loan is less than the Maximum Revolving Loan Amount (after giving effect to the amendments contemplated by this Agreement) and no other Events of Default or Defaults have occurred and are continuing or would result therefrom;

           (c)      each of the Term Loan D Notes executed and delivered by the Borrowers and made respectively payable to the Term Loan D Lenders in the amount of each such Lender's Term Loan D Commitment;

           (d)      certificates of the secretary or assistant secretary of each Borrower certifying (i) the currency and authenticity of the resolutions of the board of directors of such Borrower authorizing its execution and delivery of this Agreement and the performance hereof and of the Loan Agreement as to be amended hereby, (ii) the incumbency of the officers of such Borrower and (iii) the currency and authenticity of the organizational documents of such Borrower;

           (e)      a good standing certificate for each Borrower from its jurisdiction of organization, as of a date no earlier than 30 days prior to the date each of the other conditions of this section shall have been satisfied;

           (f)      a legal opinion from Stroock & Stroock & Lavan, special counsel to the Borrowers, addressed to the Administrative Agent and the Lenders, in form and substance acceptable to the Administrative Agent; and

           (g)      payment in full, in immediately available funds, of the fee payable to the Term Loan D Lenders described in subsection 2.3(H) of the Loan Agreement as to be amended hereby.

           Section 4.      Application of Proceeds of Term Loan D. Upon the receipt by the Administrative Agent of the proceeds of Term Loan D, such proceeds shall be applied first, to the payment in full of the fees due the Term Loan D Lenders pursuant to Section 2.3(H) of the Loan Agreement as amended hereby and second, to the repayment of the outstanding principal balance of the Revolving Loan.

           Section 5.      Status of Loan Documents; Additional Representations and Warranties.

           (a)       This Agreement is limited solely for the purposes and to the extent expressly set forth herein, and, except as expressly provided hereby, (i) the terms, provisions and conditions of the Loan Documents and (ii) the Liens granted under the Loan Documents shall continue in full force and effect and are hereby ratified and confirmed in all respects.

           (b)      No waiver or amendment of any terms or provisions of the Loan Agreement made hereunder shall relieve the Loan Parties from complying with any other term or provision of the Loan Agreement or any other Loan Document.

           (c)      No action taken by any Lender, the Administrative Agent or the Collateral Agent prior to, on or after the date hereof shall constitute a waiver of or modification of any term or condition of any of the Loan Documents, except as specifically set forth herein, or prejudice any rights which the Administrative Agent, the Collateral Agent or any of the Lenders may now have as of the date hereof or may have in the future under or in connection with the Loan Documents, including without limitation all rights and remedies in connection with Defaults, Events of Default and failures of conditions precedent to the making of Loans and the issuance of Lender Letters of Credit that have occurred and are continuing, all of which rights and remedies each Lender, the Administrative Agent and the Collateral Agent hereby expressly reserve.

           (d)      The Loan Parties represent and warrant to each of the other parties hereto that except as heretofore disclosed in writing by the Loan Parties to the Lenders, as of the date hereof, there is no pending or, to the knowledge of the Loan Parties, threatened action, suit, proceeding, governmental investigation or arbitration against or affecting any of the Loan Parties or any property of any of the Loan Parties that is likely to have a Material Adverse Effect.

           Section 6.      Miscellaneous.

           (a)      No Waiver, Cumulative Remedies. No failure or delay or course of dealing on the part of any Agent or any Lender in exercising any right, power or privilege hereunder shall operate as an express or implied waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights, powers and remedies herein expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Lenders would otherwise have. No notice to or demand on the Borrowers or Guarantors in any case shall entitle the Borrowers or Guarantors to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Lenders to any other or further action in any circumstances without notice or demand.

           (b)      Ratification, Etc. Except as expressly provided for herein, the Loan Agreement and all documents, instruments and agreements related thereto, including but not limited to, the Security Documents, are hereby ratified and confirmed in all respects and shall continue in full force and effect. Without limiting the generality of the foregoing, each of the Loan Parties and each of the Lenders party hereto ratify and confirm the effectiveness, validity, and enforceability of each of the amendments to the Loan Agreement entered into by the Borrowers and the Lenders or the Requisite Lenders and each of the amendments to the Security Agreement and Pledge Agreement entered into by the Loan Parties and the Senior Agent. The Loan Agreement and this Agreement shall be read and construed as a single agreement. This Agreement shall constitute one of the Loan Documents and the obligations of the Borrowers and Guarantors under this Agreement shall constitute Obligations for all purposes of the Loan Documents. All references in the Loan Agreement, the Loan Documents or any related agreement or instrument to the Loan Agreement shall hereafter refer to the Loan Agreement as amended hereby.

           (c)      Expenses. The Borrowers agree to pay and reimburse the Administrative Agent and Lenders for all of their costs and expenses (including, without limitation, costs and expenses of legal counsel and Richter Consulting, Inc.) in connection with this Agreement.

           (d)      Bankruptcy; Insolvency. The Borrowers represent and warrant that, on and as of the date hereof, no proceeding has been filed or commenced by or against the Borrowers for dissolution or liquidation, or by or against the Borrowers voluntarily or involuntarily terminating or dissolving or being terminated or dissolved; nor does there exist insolvency of the Borrowers, nor do the Borrowers fail to pay their debts as they become due in the ordinary course of business; nor has a creditor’s committee been appointed for the business of the Borrowers; nor have the Borrowers made an assignment for the benefit of creditors, or filed a petition in bankruptcy or for reorganization or to effect a plan of arrangement with creditors; nor have the Borrowers applied for or permitted the appointment of a receiver or trustee for any or all of their property, assets or rights; nor are the Borrowers aware of any such receiver or trustee being appointed for any or all of their property, assets or rights; nor has any of the above actions or proceedings whatsoever been commenced by or against any other party liable for the Obligations.

           (e)      Headings Descriptive. The headings of the several Sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision.

           (f)      Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

           (g)      Counterparts. This Agreement may be executed and delivered in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with each of Recoton and the Administrative Agent.

           Section 7.      Release. The Borrowers and each of the Guarantors hereby acknowledges and confirms that (i) it does not have any grounds, and hereby agrees not to challenge (or to allege or to pursue any matter, cause or claim arising under or with respect to), in any case based upon acts or omissions of any of the Agents or Lenders occurring prior to the date hereof or facts otherwise known to it as of the date hereof, the effectiveness, genuineness, validity, collectibility or enforceability of the Loan Agreement or any of the other Loan Documents, the Obligations, the Liens securing such Obligations, or any of the terms or conditions of any Loan Document (it being understood that such acknowledgement and confirmation does not preclude the Borrowers or the Guarantors from challenging the Agents' or any Bank's interpretation of any term or provision of the Loan Agreement or other Loan Document) and (ii) it does not possess (and hereby forever waives, remises, releases, discharges and holds harmless the Agents, the Lenders, and their respective affiliates, stockholders, directors, officers, employees, attorneys, agents and representatives and each of their respective heirs, executors, administrators, successors and assigns (collectively, the "Indemnified Parties") from and against, and agrees not to allege or pursue) any action, cause of action, suit, debt, claim, counterclaim, cross-claim, demand, defense, offset, opposition, demand and other right of action whatsoever, whether in law, equity or otherwise (which it, all those claiming by, through or under it, or its successors or assigns, have or may have) against the Indemnified Parties, or any of them, by reason of, any matter, cause or thing whatsoever, with respect to events or omissions occurring or arising on or prior to the date hereof and relating to the Loan Agreement or any of the other Loan Documents (including, without limitation, with respect to the payment, performance, validity or enforceability of the Obligations, the Liens securing the Obligations or any or all of the terms or conditions of any Loan Document) or any transaction relating thereto; provided, however, that no Borrower nor Guarantor hereby releases or holds harmless any Indemnified Party for actions or omissions by any such Indemnified Party constituting, or losses or expenses directly resulting from, the gross negligence or willful misconduct of such Indemnified Party as determined by a final judgment of a court of competent jurisdiction.

           Section 8.      Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

* * *

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the date first written above.

BORROWERS/PLEDGORS:	RECOTON CORPORATION

By:  /s/ Arnold Kezsbom
Name: Arnold Kezsbom
Title: Executive Vice President - Finance

INTERACT ACCESSORIES, INC.
RECOTON AUDIO CORPORATION
AAMP OF FLORIDA, INC.
RECOTON HOME AUDIO, INC.
RECOTON ACCESSORIES, INC.
RECOTON MOBILE ELECTRONICS, INC.

By:  /s/ Arnold Kezsbom
Name:      Arnold Kezsbom
Title: Vice President

GUARANTORS/PLEDGORS:	CHRISTIE DESIGN CORPORATION
RECOTON INTERNATIONAL HOLDINGS, INC.
RECOTON JAPAN, INC.
RECONE, INC.
RECOTON CANADA LTD.
INTERACT CANADA, LTD.
INTERACT INTERNATIONAL, INC.
INTERACT HOLDINGS, INC.
INTERACT TECHNOLOGIES, INC.

By:  /s/ Arnold Kezsbom
Name:      Arnold Kezsbom
Title: Vice President

LENDERS:	HELLER FINANCIAL, INC., individually and as Senior Agent and Administrative Agent By: /s/ Hugh Wilder Name: Hugh Wilder Title: Senior Vice President

GENERAL ELECTRIC CAPITAL CORPORATION,
individually and as Collateral Agent and
Syndication Agent and as a Term Loan D Lender

By:  /s/ Hugh Wilder
Name:      Hugh Wilder
Title:      Authorized Signatory
              Term Loan D Commitment: $8,000,000

BANK OF AMERICA, N.A.

By:  /s/ Valerie Peppe
Name:    Valerie Peppe
Title:        Assistant Vice President

THE CIT GROUP / BUSINESS CREDIT, INC.

By:  /s/ Vincent Belcastro
Name:      Vincent Belcastro
Title:      Vice President
             Term Loan D Commitment: $3,500,000

GUARANTY BUSINESS CREDIT CORPORATION

By:  /s/ James E. Casper
Name:      James E. Casper
Title:      Senior Vice President

FOOTHILL CAPITAL CORPORATION

By:  /s/ Robert J. Cambora
Name:      Robert J. Cambora
Title:      Senior Vice President

CITIZENS BUSINESS CREDIT

By:  /s/ Thomas D. Opie
Name:      Thomas D. Opie
Title:      Vice President

WASHINGTON MUTUAL BANK

By:  /s/ Terri K. Lins
Name:      Terri K. Lins
Title:      Vice President

SIEMENS FINANCIAL SERVICES, INC.

By:  /s/ Frank Amodio
Name:      Frank Amodio
Title:      Vice President - Credit

GMAC BUSINESS CREDIT LLC

By:  /s/ Alexander J. Chobot
Name:      Alexander J. Chobot
Title:      Vice President
             Term Loan D Commitment: $3,500,000

U.S. BANK NATIONAL ASSOCIATION

By:  /s/ Suzanne Geiger
Name:      Suzanne Geiger
Title: Senior Vice President

ANNEX 1

Form of Term Loan D Note
(Exhibit N-IV to the Loan Agreement)

ANNEX 2

AAMP Disclosure Schedules